Dated 27th November, 2003

DEED OF INDEMNITY

THIS DEED OF INDEMNITY is made the 27th day of November, 2003.

BETWEEN:

(1)	FERRARI SpA, a company incorporated in Italy of 41053 Maranello (Modena), Via Abetone Inferiore 4, Italy. (“Fenari”); and

(2)	ITALIAN MOTORS (SALES & SERVICE) LIMITED, a company incorporated in Hong Kong having its registered office situate at 90 Sung Wong Toi Road, Tokwawan, Kowloon, Hong Kong (“IMSS”); and

(3)	AUTO ITALIA LIMITED, a company incorporated in Hong Kong having its registered office situate at 90 Sung Wong Toi Road, Tokwawan, Kowloon, Hong Kong (“AIL”).

WHEREAS:-

(A)
By an Import and Distribution Agreement dated 1st January 1992 made between Ferrari and IMSS, (the “Agreement”), IMSS is appointed the sole agent of Ferrari to distribute the motor vehicles of Ferrari for the territory of Hong Kong and Macau.

(B)
By a Letter of Variation dated 27th November 2003 made between Ferrari, IMSS and AlL, Ferrari acknowledges and accepts the variation of the Agreement that IMSS assigned to AlL the Agreement and the business of Ferrari’s motor vehicle distribution with effect from 1st January 2003 (the “Letter of Variation”).

NOW IT IS HEREBY AGREED as follows:

(1)
In consideration of Ferrari¡¦s entering into the Letter of Variation, IMSS shall indemnify Ferrari and keep Ferrari indemnified against all demands, claims, liabilities, losses, costs and expenses whatsoever including all legal and other costs, charges and expenses that Ferrari may incur in connection with the breach of the terms and conditions under the Agreement on the part of IMSS incurred on or before December 31, 2002, or incurred on the part of AlL on or after January 1, 2003;
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(2)	Ferrari hereby acknowledges that on and from the beginning of 1 January 2003, IMSS assigned to AlL the Agreement.

(3)
AlL shall observe and comply with the terms and conditions under the Agreement in place of IMSS and will be liable to Ferrari for all the obligations under the Agreement as if the Agreement had been made with IMSS originally.

The common seal of	)
Ferrari SpA is affixed hereunto	)
in accordance with its articles of association	)
in the presence of	)

The common seal of	)
Italian Motors (Sales & Service) Limited	)
is affixed hereunto	)
in accordance with its articles of association	)
in the presence of	)

The common seal of	)
Auto Italia Limited is affixed hereunto	)
in accordance with its articles of association	)
in the presence of	)